John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

STERLING BANCORP EARNINGS GROWTH APPROACHES 40%

FOR 2012 FIRST QUARTER

EARNINGS PER SHARE RISE 25%

LOANS INCREASE 13%; DEPOSITS RISE 15%

Highlights*:

•     Net income available to common shareholders increased approximately 40% to $4.6 million.

•     EPS increased 25% to $0.15 (diluted), including the impact of a higher number of shares outstanding.

•     Net interest income rose 13%, as net interest margin improved 18 basis points to 4.07%.

•     Noninterest expenses were well-controlled, increasing only 3%.

•     Loans in portfolio rose 13%, approaching $1.5 billion and continuing the double-digit growth trend from the last quarter of 2011.

•     Total deposits were up 15%, approaching $2.0 billion, including a $254 million increase in noninterest-bearing demand deposits.

•     Total assets increased over 4%, approaching $2.5 billion.

•     Strong capital was reflected in a tangible common equity ratio of 8.17%.

•     Credit metrics remained solid, with a ratio of nonperforming assets to total assets of 0.32%.

* Comparisons as of March 31, 2012 and 2011.

New York, N.Y., April 23, 2012 — Sterling Bancorp (NYSE: STL), a financial holding company headquartered in New York City and the parent company of Sterling National Bank, today reported a strong increase in earnings for the first quarter ended March 31, 2012. The Company’s performance in the 2012 first quarter benefitted from growth in loans and deposits, a higher net interest margin and control of noninterest expenses.

Net income available to common shareholders was $4.6 million for the 2012 first quarter, up approximately 40% from the same period in 2011. Net income available to common shareholders per diluted share was $0.15 for the 2012 first quarter, increasing from $0.12 in the year-ago period, as the increase in net income available to common shareholders was partially offset by the impact of a higher share count.

Management Perspective

“Sterling delivered solid performance across virtually every key measure of our business in the 2012 first quarter, demonstrated by our approximately 40% rise in earnings, an increase in total revenues to $35.7 million, and continued double digit growth in loans and deposits compared to a year ago,” said Louis J. Cappelli, Sterling’s Chairman and Chief Executive Officer. “We have benefitted from our focus on maintaining a strong capital base and substantial liquidity, which positioned us to meet the continued robust demand for our lending products. Our successful strategy of redeploying assets from the investment portfolio into loans led to an improvement in yield, driving our net interest margin above 4.00%. Expenses were well-controlled and increased at a moderate pace as compared to the overall growth of our business, while asset quality metrics remained solid.”

“Building on our strong start to the year, Sterling is well positioned to continue our profitable growth and enhance shareholder value through the balance of 2012 and beyond,” Mr. Cappelli noted. “Our strategies are based on offering clients and customers a superior level of service, providing a portfolio of financial solutions, and pursuing a well-established focus on serving the needs of businesses, their owners and others. As a result of this consistent approach, we are continuing to gain market share and to capture opportunities in our marketplace.”

First Quarter 2012 Financial Results

Among the factors that had a positive effect on the 2012 first quarter results, net interest income rose 12.8% to $22.4 million, from $19.9 million for the 2011 first quarter. This primarily reflected the Company’s strategy of shifting its asset mix toward higher loan balances and lower investment securities balances, with a resulting increase in yields, while also taking a disciplined approach to reducing funding costs. Net interest margin increased to 4.07% for the 2012 first quarter, up 18 basis points compared to the year-ago period.

The provision for loan losses was $3.0 million for the 2012 first quarter, unchanged from the same 2011 period.

Total noninterest income was $10.4 million for the 2012 first quarter, compared to $11.0 million in the same 2011 period. This primarily reflected an increase in residential mortgage banking income principally due to increased volume of loan sales, which partially offset decreases in accounts receivable management and other related fees and lower securities gains. Noninterest income continued to be a significant contributor to Sterling’s financial performance, at approximately 29% of total revenue.

Noninterest expenses were $23.2 million for the 2012 first quarter, an increase of $744 thousand from the year-ago period. This principally reflected higher personnel expenses due to the growth in Sterling’s business, partially offset by lower deposit insurance premiums.

Net income available to common shareholders for the 2012 first quarter was $4.6 million, or $0.15 per diluted share, up from $3.3 million, or $0.12 per diluted share, for the same quarter of 2011. The 2011 results included dividends and accretion on preferred shares issued under the TARP Capital Purchase Program, which were redeemed in the second quarter of 2011. The 25% increase in diluted earnings per share in the 2012 first quarter included the impact of an additional 3.3 million average common shares outstanding, due to Sterling’s March 2011 common share offering, which partially offset the growth in net income.

Loans, Deposits and Total Assets

Total loans held in portfolio approached $1.5 billion at March 31, 2012, rising 13% from a year earlier. The Company continues to have a robust loan pipeline. The ratio of portfolio loans to deposits was approximately 73.1% at March 31, 2012.

Total deposits approached $2.0 billion at March 31, 2012, an increase of 15% from $1.7 billion a year earlier. Noninterest-bearing demand deposits totaled $815.5 million at March 31, 2012, a $254 million increase from a year ago, and represented 41% of total deposits, among the highest ratios of demand to total deposits in the industry.

Total assets approached $2.5 billion at March 31, 2012, an increase of 4% from a year ago.

Asset Quality

Sterling continued to exhibit strong credit quality metrics during the 2012 first quarter. Net charge-offs were $2.9 million for the 2012 first quarter, compared to $3.2 million a year ago. The allowance for loan losses as a percentage of nonaccrual loans was 314% at March 31, 2012, versus 257% a year earlier. Nonperforming assets were $8.0 million or 0.32% of total assets at March 31, 2012, compared to $7.1 million or 0.30% a year ago.

Capital

Sterling’s capital base has continued to exceed all regulatory requirements for well-capitalized institutions. At March 31, 2012, Sterling’s Tier 1 risk-based capital ratio was 12.08% (compared to a requirement of 6.00%), total risk-based capital was 13.15% (requirement of 10.00%), and the Tier 1 leverage ratio was 9.77% (requirement of 5.00%). The tangible common equity ratio was 8.17% at March 31, 2012.

Conference Call

Sterling Bancorp will host a teleconference call for the financial community on Monday, April 23, 2012, at 10:00 a.m. Eastern Time to discuss the financial results. To access the conference call live, interested parties may dial 800-288-8960 at least 10 minutes prior to the call.

A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Time on April 23, 2012, until 11:59 p.m. Eastern Time on May 7, 2012. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the Access Code 245048.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York City-based financial corporation with assets of $2.5 billion. Since 1929, Sterling National Bank, the Company’s principal banking subsidiary, has successfully served the needs of businesses, professionals and individuals in the NY metropolitan area and beyond. Sterling is well-known for its high-touch, hands-on approach to customer service and a special focus on serving the business community.

Sterling provides clients with a full range of depository and cash management services and a broad portfolio of financing solutions—including working capital lines, accounts receivable and inventory financing, factoring, trade financing, payroll funding and processing, equipment financing, commercial and residential mortgages and mortgage warehouse lines of credit.

Certain statements in this press release, including but not limited to, statements as to future events, future liquidity, future interest rate risk and operating expenses, statements concerning future results of operations, financial position or dividends, and plans and objectives for future operations, future capital, future liquidity and future growth, statements concerning the economic environment, asset quality and future levels of nonaccrual loans, charge-offs and provisions for loan losses, and our ability to maintain a strong capital base and substantial liquidity, the continued robust demand for our lending products, our ability to successfully implement our strategy of redeploying assets from the investment portfolio into loans, our ability to continue profitable growth and enhance shareholder value through the balance of 2012 and beyond, our ability to successfully implement our strategy of offering a superior level of service, providing a portfolio of financial solutions and serving the needs of our customers, our ability to continue to gain market share and capture opportunities in the marketplace, the continued availability of our robust loan pipeline, and other statements contained herein regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements, and the Company makes no commitment to update or revise forward-looking statements to reflect new information or subsequent events or changes in expectations. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements and Factors that Could Affect Future Results” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

# # #

STERLING BANCORP

Consolidated Financial Highlights

(Unaudited)

(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
BALANCE SHEET HIGHLIGHTS
Period End Balances
Investment securities	$802,386	$892,466
Loans held for sale	27,864	24,102
Loans held in portfolio, net of unearned discounts	1,452,675	1,288,649
Interest bearing deposits with other banks	26,938	7,932
Total earning assets	2,318,333	2,221,823
Allowance for loan losses	20,105	18,040
Total assets	2,498,644	2,392,545

Demand deposits	815,513	561,524
Savings, NOW and money market deposits	644,392	549,392
Time deposits	528,382	617,169
Customer repurchase agreements	40,602	21,107
Other short-term borrowings	35,890	84,916
Advances FHLB/Long-term borrowings	148,142	154,589
Shareholders’ equity	225,324	260,290

Average Balances
Investment securities	$764,266	$841,987
Loans held for sale	36,701	26,043
Loans held in portfolio, net of unearned discounts	1,405,266	1,228,301
Interest bearing deposits with other banks	77,072	52,589
Total earning assets	2,291,781	2,158,062
Total assets	2,460,106	2,324,008

Demand deposits	759,002	538,136
Savings, NOW and money market deposits	621,527	567,926
Time deposits	588,641	613,586
Customer repurchase agreements	39,772	41,269
Other short-term borrowings	22,054	28,079
Advances FHLB/Long-term borrowings	148,266	164,989
Shareholders’ equity	221,684	231,413

ASSET QUALITY HIGHLIGHTS
Period End
Net charge-offs	$2,882	$3,198
Nonaccrual loans	6,412	7,016
Other real estate owned	1,563	132
Nonperforming assets	7,975	7,148
Nonaccrual loans/loans (1)	0.43%	0.53%
Nonperforming assets/assets	0.32%	0.30%
Allowance for loan losses/loans (2)	1.38%	1.40%
Allowance for loan losses/nonaccrual loans	313.55%	257.13%

CAPITAL RATIOS
Period End
Tier 1 risk-based	12.08%	15.52%
Total risk-based	13.15%	16.58%
Leverage	9.77%	11.90%
Tangible common equity	8.17%	8.30%

Book value per common share	$7.29	$7.10

(1) The term “loans” includes loans held for sale and loans held in portfolio.

(2) The term “loans” includes loans held in portfolio only.

STERLING BANCORP

Consolidated Balance Sheets

(Unaudited)

(dollars in thousands, except number of shares)

	March 31,
	2012	2011
ASSETS
Cash and due from banks	$34,731	$35,981
Interest-bearing deposits with other banks	26,938	7,932

Investment securities
Available for sale (at estimated fair value)	386,528	434,185
Held to maturity (at amortized cost)	415,858	458,281
Total investment securities	802,386	892,466

Loans held for sale	27,864	24,102
Loans held in portfolio, net of unearned discounts	1,452,675	1,288,649
Less allowance for loan losses	20,105	18,040
Loans held in portfolio, net	1,432,570	1,270,609
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	8,470	8,674
Customers’ liability under acceptances	3	228
Goodwill	22,901	22,901
Premises and equipment, net	23,268	18,000
Other real estate	1,563	132
Accrued interest receivable	8,835	9,406
Cash surrender value of life insurance policies	53,920	51,998
Other assets	55,195	50,116
	$2,498,644	$2,392,545

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand	$815,513	$561,524
Savings, NOW and money market	644,392	549,392
Time	528,382	617,169
Total deposits	1,988,287	1,728,085

Securities sold under agreements to repurchase - customers	40,602	21,107
Securities sold under agreements to repurchase - dealers	5,000	5,000
Short-term borrowings - other	30,890	79,916
Advances - FHLB	122,368	128,815
Long-term borrowings - subordinated debentures	25,774	25,774
Acceptances outstanding	3	228
Accrued interest payable	995	1,145
Due to factored clients	0	70,117
Accrued expenses and other liabilities	59,401	72,068
Total liabilities	2,273,320	2,132,255

Shareholders’ equity	225,324	260,290
	$2,498,644	$2,392,545

MEMORANDA
Available for sale securities - amortized cost	$384,284	$433,988
Held to maturity securities - estimated fair value	433,096	462,298
Shares outstanding
Common issued	35,225,110	35,225,110
Common in treasury	4,307,972	4,297,782

NOTE: Certain reclassifications have been made to prior period’s financial data to conform to current financial statement presentations.

STERLING BANCORP

Consolidated Statements of Income

(Unaudited)

(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
INTEREST INCOME
Loans	$19,686	$17,175
Investment securities - available for sale	2,377	2,554
Investment securities - held to maturity	3,030	3,397
FRB and FHLB stock	81	23
Deposits with other banks	46	35
Total interest income	25,220	23,184

INTEREST EXPENSE
Savings, NOW and money market deposits	644	700
Time deposits	1,063	1,360
Securities sold u/a/r - customers	36	48
Securities sold u/a/r - dealers	16	16
Short-term borrowings - other	12	14
Advances - FHLB	519	664
Long-term subordinated debentures	523	523
Total interest expense	2,813	3,325

Net interest income	22,407	19,859
Provision for loan losses	3,000	3,000

Net interest income after provision for loan losses	19,407	16,859

NONINTEREST INCOME
Accounts receivable management/
factoring commissions and other fees	4,868	5,069
Service charges on deposit accounts	1,413	1,371
Trade finance income	500	588
Other customer related service charges and fees	249	180
Mortgage banking income	2,336	2,175
Income from life insurance policies	256	275
Securities gains	879	1,124
Loss on sale of OREO	(66)	0
Other income	4	230
Total noninterest income	10,439	11,012

NONINTEREST EXPENSES
Salaries	11,187	10,610
Employee benefits	3,724	3,650
Total personnel expense	14,911	14,260
Occupancy and equipment expenses, net	3,214	3,273
Advertising and marketing	643	425
Professional fees	903	818
Communications	470	410
Deposit insurance	584	933
Other expenses	2,472	2,334
Total noninterest expenses	23,197	22,453

Income before income taxes	6,649	5,418
Provision for income taxes	2,047	1,475
Net income	4,602	3,943
Dividends on preferred shares and accretion	0	644
Net income available to common
shareholders	$4,602	$3,299

STERLING BANCORP

Consolidated Statements of Income

(Unaudited)

(dollars in thousands, except per share data)

(continued)

	Three Months Ended March 31,
	2012	2011
Average number of common shares outstanding
Basic	30,659,856	27,351,584
Diluted	30,659,856	27,351,584

Net income available to common
shareholders per average common share
Basic	$0.15	$0.12
Diluted	0.15	0.12

Dividends per common share	0.09	0.09

STERLING BANCORP

Consolidated Statements of Comprehensive Income

(Unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2012	2011

Net income	$4,602	$3,943

Other comprehensive income, net of tax:
Unrealized holding gains on securities
arising during the period	2,685	379
Reclassification adjustment for securities
gains included in net income	(488)	(398)
Amortization of:
Prior service cost	5	9
Net actuarial losses	453	389

Comprehensive income	$7,257	$4,322

STERLING BANCORP

Consolidated Statements of Changes in Shareholders’ Equity

(Unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2012	2011
Balance, at beginning of period	$220,821	$222,742
Net income for period	4,602	3,943
Common shares issued	0	36,454
Stock option and restricted stock
compensation expense	103	73
Cash dividends-Common shares	(2,782)	(2,776)
Cash dividends-Preferred shares	0	(525)
Surrender of shares issued under
incentive compensation plan	(75)	0
Unrealized holding gains on securities
arising during the period	2,685	379
Reclassification adjustment for securities
gains included in net income	(488)	(398)
Amortization of:
Prior service cost	5	9
Net actuarial losses	453	389
Balance, at end of period	$225,324	$260,290

STERLING BANCORP

Average Balance Sheets [1]

(Unaudited)

(dollars in thousands)

	Three Months Ended
	March 31, 2012			March 31, 2011
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
Assets
Interest-bearing deposits with other banks	$77,072	$46	0.24%	$52,589	$35	0.27%

Investment Securities
Available for sale - taxable	325,871	2,170	2.66	369,002	2,188	2.37
Held to maturity - taxable	280,377	1,633	2.33	316,118	2,187	2.77
Tax-exempt [2]	158,018	2,468	6.25	156,867	2,425	6.18
Total investment securities	764,266	6,271	3.28	841,987	6,800	3.23
FRB and FHLB stock [2]	8,476	81	3.82	9,142	23	1.02
Loans, net of unearned discount [3]	1,441,967	19,686	5.56	1,254,344	17,175	5.69

Total Interest-Earning Assets [2]	2,291,781	26,084	4.58%	2,158,062	24,033	4.54%

Cash and due from banks	37,628			36,937
Allowance for loan losses	(21,584)			(19,817)
Goodwill	22,901			22,901
Other	129,380			125,925
Total Assets	$2,460,106			$2,324,008

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$18,966	1	0.02%	$19,964	2	0.05%
NOW	221,710	79	0.14	205,789	71	0.14
Money market	380,851	564	0.60	342,173	627	0.74
Time	588,641	1,063	0.73	613,586	1,360	0.90
Total Interest-Bearing Deposits	1,210,168	1,707	0.57	1,181,512	2,060	0.71
Borrowings
Securities sold u/a/r - customers	39,772	36	0.36	41,269	48	0.47
Securities sold u/a/r - dealers	5,001	16	1.30	5,000	16	1.29
Federal funds purchased	2,473	1	0.14	4,833	2	0.15
Commercial paper	14,580	11	0.29	15,656	12	0.30
Short-term borrowings - other	0	0	0.00	2,590	0	0.00
Advances - FHLB	122,492	519	1.70	139,215	664	1.93
Long-term borrowings - sub debt	25,774	523	8.38	25,774	523	8.38
Total Borrowings	210,092	1,106	2.12	234,337	1,265	2.18

Total Interest-Bearing Liabilities	1,420,260	2,813	0.80%	1,415,849	3,325	0.95%

Noninterest-bearing demand deposits	759,002			538,136
Total including noninterest-bearing
demand deposits	2,179,262	2,813	0.54%	1,953,985	3,325	0.69%
Other liabilities	59,160			138,610

STERLING BANCORP

Rate/Volume Analysis [1]

(Unaudited)

(dollars in thousands)

	Increase/(Decrease)
	Three Months Ended
	March 31, 2012

	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$15	$(4)	$11

Investment Securities
Available for sale - taxable	(259)	241	(18)
Held to maturity - taxable	(216)	(338)	(554)
Tax-exempt	27	16	43
Total investment securities	(448)	(81)	(529)

FRB and FHLB stock	(2)	60	58

Loans, net of unearned discounts [3]	2,910	(399)	2,511
TOTAL INTEREST INCOME	$2,475	$(424)	$2,051

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$0	$(1)	$(1)
NOW	8	0	8
Money market	69	(132)	(63)
Time	(40)	(257)	(297)
Total interest-bearing deposits	37	(390)	(353)

Borrowings
Securities sold under agreements to repurchase - customers	(1)	(11)	(12)
Securities sold under agreements to repurchase - dealers	0	0	0
Federal funds purchased	(1)	0	(1)
Commercial paper	(1)	0	(1)
Short-term borrowings - other	0	0	0
Advances - FHLB	(69)	(76)	(145)
Long-term borrowings - subordinated debentures	0	0	0
Total borrowings	(72)	(87)	(159)

TOTAL INTEREST EXPENSE	$(35)	$(477)	$(512)

NET INTEREST INCOME	$2,510	$53	$2,563

[1] This table is presented on a tax-equivalent basis.

[2] Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The effect of the extra day in 2012 has been allocated entirely to the volume variance.

[3] Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP

Reconciliation of Tangible Common Equity and Tangible Assets

(Unaudited)

(dollars in thousands)

This press release contains certain supplemental financial information, described in the following tables, which has been determined by methods other than U. S. generally accepted accounting principles (“GAAP”). Management believes that these non-GAAP financial measures provide useful supplemental information to both management and investors in evaluating Sterling’s capital position. Tangible common equity represents shareholders’ equity less preferred equity, goodwill and other intangibles. Tangible assets are equal to total assets less goodwill and other intangibles. Tangible common equity ratio is calculated by dividing tangible common equity by tangible assets. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Sterling strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Non-GAAP financial measures are not standardized, and, therefore, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures that may have the same or similar names.

	March 31,
	2012	2011
Tangible common equity

Total shareholders’ equity	$225,324	$260,290
Less:
Preferred equity	0	40,721
Goodwill and other intangible assets	22,975	22,901
Total tangible common equity	$202,349	$196,668

Tangible assets

Total assets	$2,498,644	$2,392,545
Less: Goodwill and other intangible assets	22,975	22,901
Total tangible assets	$2,475,669	$2,369,644

Tangible common equity ratio	8.17%	8.30%

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